EXHIBIT 32.1

                    Certification of Chief Executive Officer

     Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of NIKE, Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

     (i) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended February 28, 2005 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 6, 2005

                                            /s/ William D. Perez
                                          _____________________________
                                                William D. Perez
                                                Chief Executive Officer

     A signed original of this written statement required by Section 906 has been provided to NIKE, Inc. and will be retained by NIKE, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.